UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2012

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01. Entry into a Material Definitive Agreement.

On November 20, 2012, AmerisourceBergen Corporation (the “Company”) and certain of its subsidiaries entered into a Second Amendment and Restatement Agreement, dated as of November 20, 2012 (the “Amendment Agreement”), to amend and restate the $700 million senior unsecured multi-currency revolving credit facility, dated as of March 18, 2011, as amended, among the Company, the borrowing subsidiaries party thereto, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).  The Credit Agreement was amended to, among other things, extend the maturity date of the facility to November 20, 2017 and increase the availability of letters of credit under the revolving facility to a maximum amount of US$350 million.  A copy of the Amendment Agreement (including a copy of the Credit Agreement, as amended and restated, which is attached as Exhibit A thereto) is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

10.1            The Second Amendment and Restatement Agreement, dated as of November 20, 2012, among AmerisourceBergen Corporation, the borrowing subsidiaries party thereto, the financial institutions party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 27, 2012	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President
and Chief Financial Officer